SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

April 6, 2010
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Date of Report (date of earliest event reported)

American TonerServ Corp.
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Exact name of Registrant as Specified in its Charter

Delaware	333-120688	33-0686105
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State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
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Address of Principal Executive Offices, Including Zip Code

(800) 736-3515
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Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On April 6, 2010, American TonerServ Corp. (the "Company") executed a Convertible Promissory Note for $500,000 to Ronald L. Chez IRA ("Chez") which had been advanced to the Company by Chez on January 14, 2010.  The Company used $350,000 of this advance to make a payment on a promissory note held by MTS Partners, Inc. on January 15, 2010.

            The Convertible Promissory Note is payable interest only through January 14, 2011 at which time the note will be payable in full. The Convertible Promissory Note is convertible into shares of the Company's common stock at an initial conversion price of $0.125 per share.   The Convertible Promissory Note is personally guaranteed by Chuck Mache, the Company's President and CEO and Ryan Vice, the Company's CFO.  It is expected that the Company's Board of Directors will issue warrants to Chuck Mache and Ryan Vice as compensation for providing the guarantees, but the number and terms of the warrants has not been determined.

            As additional consideration, the Company has agreed to issue to Chez 2,500,000 shares of the Company's common stock and warrants to purchase an additional 2,500,000 shares of common stock at an exercise price of $0.05 per share for a period of five years. Chez will have piggy-back registration rights with regard to the resale of the 2,500,000 shares of common stock; the shares of common stock into which the Convertible Promissory Notes may be converted; and the shares of common stock issuable upon exercise of the warrants.

            The forgoing summary of the terms of the Convertible Promissory Note and the warrants is qualified by reference to the documents which are filed as exhibits to this report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
No.	Description
10.1	Convertible Promissory Note to Ronald L. Chez IRA
10.2	Form of Warrants to Purchase Common Stock to Ronald L. Chez IRA

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN TONERSERV CORP.

Dated: April 12, 2010	By:	/s/ Ryan Vice
Ryan Vice, CFO